UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2012

The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of The Andersons, Inc. was held on May 11, 2012 to elect nine directors, to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and to vote on executive compensation as provided in the proxy. The results of the voting are as follows:

Proposal 1 – Election of Directors:

Director	For	Against	Withheld	Non Votes
Michael J. Anderson	13,990,742	—	479,417	2,713,220
Gerard M. Anderson	9,869,241	—	4,600,918	2,713,220
Catherine M. Kilbane	14,400,124	—	70,035	2,713,220
Robert J. King, Jr.	14,054,650	—	415,509	2,713,220
Ross W. Manire	14,398,166	—	71,993	2,713,220
Donald L. Mennel	14,358,486	—	111,673	2,713,220
David L. Nichols	14,349,572	—	120,587	2,713,220
John T. Stout, Jr.	14,406,741	—	63,418	2,713,220
Jacqueline F. Woods	14,318,148	—	152,011	2,713,220

Proposal 2 – Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2012:

For:	16,803,679
Against:	355,144
Abstain:	24,556
Non Votes:	—

Proposal 3 – An advisory vote on executive compensation, as provided in the proxy:

For:	14,302,304
Against:	115,097
Abstain:	52,758
Non Votes:	2,713,220

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

May 11, 2012	By:	Michael J. Anderson

Name: Michael J. Anderson
Title: Chairman and CEO